UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLARIVATE ANALYTICS PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
4th Floor, St. Paul’s Gate, 22-24 New Street
St. Helier, Jersey	JE1 4TR
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, no par value	New York Stock Exchange

Warrants, each to purchase one Ordinary Share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-229899

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares and warrants of Clarivate Analytics Plc. The description of the ordinary shares and warrants contained under the heading “Description of Clarivate’s Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on February 27, 2019, as amended from time to time (File No. 333-229899) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the New York Stock Exchange or the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLARIVATE ANALYTICS PLC

Date: May 13, 2019	By:	/s/ Jay Nadler
Jay Nadler
Chief Executive Officer and Director